UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2011

ENTEROLOGICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-164956	80-0504940
(Commission File Number)	(IRS Employer Identification No.)

1264 University Avenue West, Suite 404
St. Paul, Minnesota 55104
(Address of Principal Executive Offices, Zip Code)

(516) 303-8181
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The  disclosure set forth below under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 6, 2011, Enterologics, Inc.(the “Company”), completed its acquisition of all of the shares of BioBalance Corp., a Delaware corporation (“BioBalance”), from New York Health Care, Inc., a New York corporation (the “Seller”), the sole owner of BioBalance, pursuant to a stock purchase agreement entered into on June 20, 2011 (the “Stock Purchase Agreement”) as previously reported and described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2011.  In connection with the completion of the acquisition and in consideration for the shares acquired, the Company paid the Seller $300,000 in cash at closing and issued to the Seller (i) 393,391 shares of its common stock and (ii) a three-year promissory note in the original principal amount of $100,000 (the “Note”).  Such shares and Note were issued pursuant to the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended.

The Note bears interest at the rate of 5% per annum, payable semi-annually, with the principal amount payable in three equal annual installments of $33,333.33 commencing on the first anniversary of the date of issuance. During an Event of Default, as defined in the Note, interest under the Note will accrue at 10%. The Company may prepay the Note, in whole or in part, at any time without premium or penalty.

The Purchase Agreement also provides for the assumption by the Company of up to $25,000 of certain liabilities of BioBalance and/or BioBalance LLC, a Delaware limited liability company (the “LLC”), as designated by the Seller.

The Purchase Agreement provides for mutual indemnification for breach of representations and warranties and failure to perform. However, the Seller will have no liability for breach of representations and warranties unless and until the aggregate of such liabilities exceeds $25,000 and will have no liability for indemnification in excess of $300,000.

The Purchase Agreement required that the Seller be the sole owner of BioBalance.  Accordingly, BioBalance purchased from Yitz Grossman his 33 1/3% membership interest in the LLC pursuant to a membership interest purchase agreement (the “Membership Purchase Agreement”) in consideration for the indemnification of Mr. Grossman for up to $75,000 in legal fees incurred by him as a result of his prior activities on behalf of the Seller and not otherwise reimbursed out of insurance proceeds or otherwise.  Mr. Grossman is the husband of Lisa Grossman, the Company’s Secretary and significant shareholder. As a result of this purchase, the Seller met the conditions of closing and was able to convey to the Company 100% of both BioBalance and BioBalance LLC.

As a result of this purchase and the closing of the stock acquisition described above, the Company owns 100% of both BioBalance and BioBalance  LLC.

The Seller’s shareholders approved the transactions contemplated by the Purchase Agreement on July 15, 2011.

For all the terms and conditions of the Note and the Membership Purchase Agreement reference is hereby made to such Note and Membership Purchase Agreement annexed hereto as Exhibits 10.14 and 10.15, respectively.  All statements made herein concerning the foregoing Exhibits are qualified by reference to said Exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The  disclosure set forth above under Item 2.01 is hereby incorporated by reference into this Item 2.03.

Section 8 – Other Events

Item 8.01 Other Events

The  disclosure set forth above under Item 2.01 is hereby incorporated by reference into this Item 8.01.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired.

The financial statements of the business acquired required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit 10.14  Promissory Note dated September 6, 2011 in the principal amount of $300,000 issued to BioBalance Corp.

Exhibit 10.15  Membership Interest Purchase Agreement dated September 6, 2011 between Yitz Grossman and BioBalance Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROLOGICS, INC.

Date: September 7, 2011	By:	/s/ Robert Hoerr
Name: Robert Hoerr
Title: President